UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2025
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto,	California		94301
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, Upwork Inc., or the Company, announced the appointment of Anthony Kappus, age 45, as its Chief Operating Officer and principal operating officer, effective September 2, 2025. Prior to joining the Company, Mr. Kappus served in a variety of roles over 11 years at Redfin Corporation, including most recently as Chief of Digital Revenue and Chief Legal Officer. Mr. Kappus received a Bachelor of Commerce from the University of Calgary and a J.D. from the University of Washington School of Law.

In connection with Mr. Kappus’s appointment as the Company’s Chief Operating Officer and principal operating officer, Mr. Kappus will receive an initial annual base salary of $500,000. In addition, Mr. Kappus will be eligible to participate in the Company’s bonus plan and will have a target annual bonus of 60% of his base salary. Mr. Kappus will also be granted a restricted stock unit award, or the RSU, under the Company’s 2018 Equity Incentive Plan to acquire such number of shares of the Company’s common stock equal to $7,250,000 divided by the average daily closing price of the Company’s common stock for the 30-day period ending on the trading day immediately prior to the date of grant. The RSU will vest with respect to 25% of the total number of shares subject to the RSU on September 18, 2026 and an additional 6.25% of the total number of shares subject to the RSU shall vest on each quarterly anniversary thereafter, subject to Mr. Kappus’s continued service to the Company on each applicable vesting date.

In addition, Mr. Kappus will enter into a change in control and severance agreement, or the Severance Agreement, that provides for the following benefits if Mr. Kappus is terminated by the Company without cause (as defined in the Severance Agreement) outside of a change in control (as defined in the Severance Agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months base salary and (ii) payment of premiums for continued medical benefits for up to 12 months.

If Mr. Kappus’s employment is terminated by the Company without cause (as defined in the Severance Agreement) or by him for good reason (as defined in the Severance Agreement) within the three months preceding a change in control (as defined in the Severance Agreement) (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the Severance Agreement will provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months base salary; (ii) a lump sum payment equal to Mr. Kappus’s then-current target bonus opportunity on a pro-rated basis; (iii) 100% acceleration of any then-unvested equity awards and cash-based awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria); and (iv) payment of premiums for continued medical benefits for up to 12 months. The Severance Agreement will be in effect for three years, with automatic renewals for new three-year periods unless notice is given by the Company to Mr. Kappus at least three months prior to expiration.

There are no arrangements or understandings between Mr. Kappus and any other persons, pursuant to which he was appointed as Chief Operating Officer and principal operating officer, no family relationships among any of the Company’s directors or executive officers and Mr. Kappus, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, the Company will enter into its standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 6, 2018 (File No. 333-227207).

Item 7.01 Regulation FD Disclosure.

On August 12, 2025, the Company issued a press release announcing Mr. Kappus’s appointment as the Company’s Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: August 12, 2025	By:	/s/ Jacob McQuown
Jacob McQuown VP, Deputy General Counsel